Exhibit 99.1

•       Strong operational performance generated $46.4 million of cash available for distribution as well as $57.1 million adjusted EBITDA attributable to the partnership.

•       Increased quarterly distribution by 26.2% over minimum quarterly distribution and 7.9% above the previously declared distribution.

•       Signed acquisition agreement to acquire Pecten Midstream LLC for $390 million consistent with previous guidance.

•       Delivered top tier distribution growth supported by 2015 total acquisitions of $1.2 billion.

HOUSTON, November 11, 2015 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented mainstream midstream master limited partnership formed by Royal Dutch Shell, plc (RDS), reported net income attributable to the partnership of $54.3 million, which equates to $0.37 per limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization of $57.1 million and cash available for distribution of $46.4 million.

“Shell Midstream Partners has demonstrated a strong track record of delivery in the first year as a publicly traded entity. Our Q3 financial performance has been strong despite the commodity price and market volatility, a key benefit of our stable and predictable cash flow profile. We have also delivered on our growth strategy by more than doubling our initial IPO EBITDA on a run rate basis in only twelve months” said John Hollowell, CEO, Shell Midstream Partners.

The Board of Directors of the general partner previously declared a cash distribution of $0.2050 per limited partnership unit for the third quarter of 2015. The distribution represented an increase of 26.2 percent above the minimum quarterly distribution and 7.9 percent increase over the second-quarter distribution.

As announced earlier today, Shell Midstream Partners has agreed to acquire Pecten Midstream LLC, which owns Lockport Crude Terminal (Lockport) and Auger Pipeline System (Auger) for $390 million from Shell Pipeline Company LP. The acquisition is expected to be immediately accretive to unitholders.

“The acquisition of Auger and Lockport will further diversify the partnership’s cash flow by introducing a terminal into the portfolio, while also building on our footprint of offshore crude oil pipelines. As with the existing portfolio, Auger and Lockport have high quality investment grade customers and low risk cash flow profiles, which make them great additions to the partnership.” said John Hollowell, CEO, Shell Midstream Partners.

KEY FEATURES

•	Shell Midstream Partners closed $1.2 billion of acquisitions in the first year as a publicly traded partnership.

•	Total operating income for the third quarter was $48.9 million, an increase of $17.3 million over second quarter operating income of $31.6 million. The increase in operating income, which reflects 100% of Zydeco’s results as a consolidated entity plus the partnership’s general and administrative expenses, is largely related to volume deficiency credit expiries and increased transportation revenue.

•	Following the second dropdown from Shell Pipeline Company, a 36% interest in Poseidon Pipeline is reflected in equity income of Shell Midstream Partners as of July 1, 2015. Poseidon transported 265,000 bbls/day over the third quarter which was better than expected. The inclusion of Poseidon ownership interest was the largest contributor of financial results variance between the second and third quarter.

•	Mars’ volumes were up 60,000 bbls/day over the previous quarter due to ramping up of volumes off the Amberjack system and a new well coming online at the Medusa field.

•	Bengal and Colonial’s results continue to perform above expectations due to strong shipper volumes due to high refinery utilization across the Gulf Coast.

•	As of September 30, 2015, Shell Midstream Partners had $117.5 million of consolidated cash and cash equivalents on hand.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners is a fee-based, growth-oriented midstream master limited partnership formed by Royal Dutch Shell to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners’ assets consist of interest in entities that own crude oil and refined products pipeline systems and related assets that serve as key infrastructure to transport and store growing onshore and offshore crude oil production to refining markets and to deliver refined products from those markets to major demand centers.

Headquartered in Houston, Texas, Shell Midstream Partners’ assets consist of:

•	A 62.5% ownership interest in Zydeco Pipeline Company LLC (Zydeco), a batched crude oil pipeline system from Houston to St. James and Clovelly, Louisiana. Zydeco is situated within the largest refining market in the United States.

•	A 28.6% ownership interest in Mars Oil Pipeline Company (Mars). Mars is a major corridor crude oil pipeline in a high-growth area of the offshore Gulf of Mexico, originating approximately 130 miles offshore in the deepwater Mississippi Canyon and terminating in salt dome caverns in Clovelly, Louisiana.

•	A 36.0% ownership interest in Poseidon Oil Pipeline Company L.L.C (Poseidon). Poseidon is a key corridor crude oil pipeline with close proximity to existing and future developments in Central and Western Gulf of Mexico to serve both Texas and Louisiana markets.

•	A 100% ownership in Auger Pipeline System (Auger). Auger is a 174 mile offshore Gulf of Mexico pipeline corridor that transports medium sour crude from producers in the Central Gulf of Mexico. It shares a complementary strategic connection to Poseidon through SMI 205.

•	A 100% ownership in Lockport Terminal (Lockport). Lockport is a crude storage terminal facility located southwest of Chicago with 2 million barrels of storage capacity that feeds regional refineries, while also offering strategic trading opportunities.

•	A 49.0% ownership interest in Bengal Pipeline Company LLC (Bengal). Bengal’s refined products pipeline connects four refineries in the St. Charles, Norco, Garyville and Convent areas of Louisiana with refined products storage tankage in Baton Rouge, Louisiana.

•	A 3.0% ownership interest in Colonial Pipeline Company (Colonial). Colonial is the largest refined products pipeline in the United States, transporting more than 40 different refined products, consisting primarily of gasoline, diesel fuel and jet fuel.

FORTHCOMING EVENTS

At 10 a.m. CST tomorrow, November 12, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2015 Third-Quarter Financial Results Webcast” link, found under the Events and Conferences section. A replay of the conference call will be available following the live webcast.

UNAUDITED SUMMARIZED FINANCIAL STATEMENT INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions of dollars, except per unit data)	2015	2014	2015	2014
		Predecessor		Predecessor
Revenue	$72.4	$46.9	$181.7	$126.8
Costs and expenses
Operations and maintenance	12.8	8.7	34.7	30.1
Loss from disposition of fixed assets	—	0.2	—	0.2
General and administrative	6.5	2.8	21.3	11.1
Depreciation	3.5	2.9	10.4	8.2
Property and other taxes	0.7	1.2	7.1	4.3

Total costs and expenses	23.5	15.8	73.5	53.9

Operating income	48.9	31.1	108.2	72.9
Income from equity investments	24.1	—	47.4	—
Dividend income from investment	2.7	—	6.6	—
Other income	0.1	—	1.1	—

Investment, dividend and other income	26.9	—	55.1	—
Interest expense, net	1.7	0.1	2.2	0.1

Income before income taxes	74.1	31.0	161.1	72.8
Income tax expense	(0.3)	—	—	—

Net income	74.4	$31.0	161.1	$72.8

Less: Net income attributable to noncontrolling interests	20.1		51.0

Net income attributable to the Partnership	54.3		110.1
Less: General Partner’s interest in net income attributable to the Partnership	1.5		2.7

Limited Partners’ interest in net income attributable to the Partnership	$52.8		$107.4

Net income per Limited Partner Unit - Basic and Diluted (in dollars):
Common	$0.37		$0.77
Subordinated	0.37		0.77
Weighted average Limited Partner Units outstanding - Basic and Diluted (in millions):
Common units - public	53.7		51.1
Common units - SPLC	21.5		21.5
Subordinated units - SPLC	67.5		67.5

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions of dollars)	2015	2014	2015	2014
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income		Predecessor		Predecessor
Net income	$74.4	$31.0	$161.1	$72.8
Add:
Loss from disposition of fixed assets	—	0.2	—	0.2
Depreciation and amortization	3.5	2.9	10.4	8.2
Interest expense, net	1.7	0.1	2.2	0.1
Income tax expense	(0.3)	—	—	—
Cash distribution received from equity investments - Mars	7.7	—	24.9	—
Cash distribution received from equity investments - Bengal	5.1	—	16.6	—
Cash distribution received from equity investments - Poseidon	10.4	—	10.4	—
Less:
Income from equity investments	24.1	—	47.4	—

Adjusted EBITDA	78.4	$34.2	178.2	$81.3

Less: Adjusted EBITDA attributable to noncontrolling interests	21.3		55.6

Adjusted EBITDA attributable to the Partnership	57.1		122.6
Less:
Net interest paid attributable to the Partnership	1.7		2.1
Zydeco maintenance capex attributable to the Partnership	0.7		1.5
Add: Net adjustments from volume deficiency payments attributable to the Partnership	(8.3)		(5.1)

Cash Available for Distribution attributable to the Partnership	$46.4		$113.9

	Nine Months Ended September 30,
	2015	2014
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities		Predecessor
Net cash provided by operating activities	$178.1	$75.2
Add:
Interest expense, net	2.2	0.1
Income tax expense	—	—
Dividend received in excess of income	4.5	—
Less:
Change in deferred revenue	(7.3)	9.8
Allowance oil reduction to net realizable value	0.9	1.0
Change in other assets and liabilities	13.0	(16.8)

Adjusted EBITDA	178.2	$81.3

Less: Adjusted EBITDA attributable to noncontrolling interests	55.6

Adjusted EBITDA attributable to the Partnership	122.6
Less:
Net interest paid attributable to the Partnership	2.1
Zydeco maintenance capex attributable to the Partnership	1.5
Add: Net adjustments from volume deficiency payments attributable to the Partnership	(5.1)

Cash Available for Distribution attributable to the Partnership	$113.9

(in millions of dollars, except per-unit and ratio data)	Three Months Ended September 30, 2015	Nine Months Ended September 30, 2015
Quarterly distribution declared per unit	$0.2050	$
Adjusted EBITDA attributable to the Partnership	57.1		122.6
Cash available for distribution attributable to the Partnership	46.4		113.9
Distribution declared:
Limited Partner units - Common	$15.4		$41.5
Limited Partner units - Subordinated	$13.9		$38.5
General Partner units	$1.0		$2.1

Total distribution declared	$30.3		$82.1

Coverage Ratio	1.5		1.4

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Pipeline throughput (thousands of barrels per day) 1		Predecessor		Predecessor
Zydeco - Ho-Ho mainlines	562	493	555	471
Zydeco - other segments	516	537	533	490

Zydeco total system	1,078	1,030	1,088	961
Mars total system	382	307	335	276
Bengal total system	566	544	552	506
Poseidon total system	265	214	256	209
Revenue per barrel ($ per barrel) 2
Zydeco total system	$0.59	$0.49	$0.56	$0.47
Mars total system	1.54	1.53	1.55	1.50
Bengal total system	0.35	0.33	0.34	0.33

(1)	Pipeline throughput is defined as the volume of delivered barrels.
(2)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system and tenure of contract.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
		Predecessor		Predecessor
Expansion capital expenditures	$2.3	$9.8	$4.3	$52.4
Maintenance capital expenditures	1.7	1.9	3.3	5.6

Total capital expenditures	$4.0	$11.7	$7.6	$58.0

(in millions)	September 30, 2015	June 30, 2015
Cash and cash equivalents	$117.5	$113.0
Property, plant & equipment	271.8	272.7
Total assets	608.7	575.0
Total equity	156.7	444.5

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Shell Midstream Partners to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, November 11, 2015, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 25, 2015, as updated by our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES

This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation and amortization, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners. Cash available for distribution will not reflect changes in working capital balances.

November 11, 2015

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

Enquiries:

Shell Media Relations

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Shell Investor Relations

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